EXHIBIT 23



               Consent Of Independent Certified Public Accountants


     We have issued our report dated March 17, 2000, accompanying the consolidated financial statements of Tanner's Restaurant Group, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 26, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tanner's Restaurant Group, Inc. (formerly Harvest Restaurant Group, Inc.) on Form S-8 (File No. 333-65719).



                                             /s/ Porter Keadle Moore, LLP
                                             ----------------------------
                                             Porter Keadle Moore, LLP




Atlanta, Georgia
April 10, 2000